CERTIFICATE OF MERGER

           CERTIFICATE OF MERGER OF UNITED DISPOSABLE PRODUCTS CORP.,
       AND AMERICAN TISSUE CORPORATION, INTO AMERICAN TISSUE CORPORATION,
                  UNDER ss.904 OF THE BUSINESS CORPORATION LAW

     We, Nourollah Elghanayan and Yahya Gabayzadeh, being respectively President and Secretary of United Disposable Products Corp. ("United"), and we, Yahya Gabayzadeh and Medhi Gabayzadeh, being respectively President and Secretary of American Tissue Corporation ("ATC") do hereby certify that, pursuant to the plan of merger hereinafter set forth, said corporations have mutually agreed to, and hereby do, unite and merge into a single corporation under the name of American Tissue Corporation, pursuant to ss.904 of the New York Business Corporation Law.

     The date when the certificate of incorporation of United was filed by the Department of State of New York was September 24, 1984. The date when the certificate of incorporation of ATC was filed by the said State Department was October 5, 1981. ATC now has 99 shares of capital stock outstanding, all of which is common stock and fully entitled to vote, and United now has 99 shares of capital stock outstanding, all of which is likewise common stock with full voting rights.

     A plan of merger was agreed upon by unanimous written consent of the directors and shareholders of the above-named constituent corporations dated July 8, 1986, in accordance with ss.903 of the Business Corporation Law.

     Terms of this merger, as authorized and adopted, are as follows:

     1. The names of the constituent corporations are United Disposable Products Corp. and American Tissue Corporation.

     2. The name of the surviving corporation is American Tissue Corporation. The name under which ATC was formed is American Tissue Converters, Inc.

     United was formed under the name American Disposable Products Corp. and subsequently changed its name to American Hygienic Products Corp. and thereafter to United Disposable Products Corp.

     3. As to each constituent corporation, the designation and number of outstanding shares and the nature of the interests, are as follows:

     A. There are 99 shares of capital stock of ATC outstanding, all duly authorized and issued and fully paid and non-assessable, there are no other securities of ATC or warrants, options or other rights therein authorized, issued or outstanding. The following is a complete and accurate list of all those persons owning securities of ATC.

NAME AND                         NUMBER AND TYPE                     NATURE OF
ADDRESS                             OF SHARES                        INTEREST
- ----------                        ---------------                    ---------

Nourollah Elghanayan
19 Markwood Road                      33 Common                       Direct
Forest Hills, NY

Nasser Damaghi
12 Ballantine Lane                    33 Common                       Direct
Kings Point, NY

Medhi Gabayzadeh
5 Pleasant Lane                   16 1/2 Common                       Direct
Kings Point, NY

Yahya Gabayzadeh
11 Dock Lane                      16 1/2 Common                       Direct
Kings Point, NY


     B. There are 99 shares of capital stock of United outstanding, all duly authorized and issued and fully paid and non-assessable; there are no other securities of United or warrants, options or other rights therein authorized, issued or outstanding. The following is a complete and accurate list of all those persons owning securities of United:

     NAME AND                     NUMBER AND TYPE                     NATURE OF
     ADDRESS                         OF SHARES                         INTEREST
- ------------------                ---------------                     ----------

Nourollah Elghanayan
19 Markwood Road                      33 Common                       Direct
Forest Hills, NY

Nasser Damaghi
12 Ballantine Lane                    33 Common                       Direct
Kings Point, NY

Medhi Gabayzadeh
5 Pleasant Lane                   16 1/2 Common                       Direct
Kings Point, NY

Yahya Gabayzadeh
11 Dock Lane                      16 1/2 Common                       Direct
Kings Point, NY

     4. It will be noted from the above that American Tissue Corporation will be the surviving corporation and will continue to operate under the name of American Tissue Corporation when this merger becomes effective. The certificate of incorporation of said American Tissue Corporation shall not be amended as a result of the above merger plan.

     5. Such plan is to become effective on September 1, 1986 and the surviving corporation shall have, thereupon and thereafter, such additional rights, powers and liabilities, as are conferred or imposed by ss.906 of the Business Corporation Law and by the terms and conditions of the said merger plan.

     IN WITNESS WHEREOF, this Certificate has been signed and the statements made herein are affirmed as true under the penalties of perjury this 12th day of August, 1986.

                                      UNITED DISPOSABLE PRODUCTS CORP.

/s/ Yahya Gabayzadeh                  By: /s/Nourollah Elghanayan
- ---------------------------               -----------------------------------
Yahya Gabayzadeh, Secretary               Nourollah Elghanayan, President


                                      AMERICAN TISSUE CORPORATION

/s/ Medhi Gabayzadeh                  By: /s/ Yahya Gabayzadeh
- ---------------------------               -----------------------------------
Medhi Gabayzadeh, Secretary               Yahya Gabayzadeh, President

================================================================================
                CERTIFICATE OF MERGER OF UNITED DISPOSABLE PRODUCTS CORP., AND AMERICAN TISSUE CORPORATION, INTO AMERICAN TISSUE CORPORATION,
                  UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

================================================================================
                                                           STATE OF NEW YORK
                           CERTIFICATE OF MERGER  [STAMP]  DEPARTMENT OF STATE
                                                           FILED AUG. 15, 1986
================================================================================

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN TISSUE CONVERTERS INC.

                Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     1. The name of the Corporation is:

                         AMERICAN TISSUE CONVERTERS INC.

     2. The purpose or purposes for which the corporation is formed as follows, to wit:

To engage in any manufacturing, merchantile or trading business or businesses of any kind and to do all things incidental thereto. To maintain and operate property and facilities for the production and sale of any articles; to purchase or otherwise acquire, own, mortgage, pledge, create security interest in, sell assign, and transfer or otherwise dispose of, invest, trade and deal in goods, wares, and merchandise and real and personal property, of every class and description. More particularly, but without limiting the generality of the foregoing, to manufacture, produce, prepare, finish, buy sell, trade and deal in any and all kinds of woodpulp, pulp, paper, disposable paper products, hygienic paper products and other cellulose fiber paper products and other cellulose fiber products, and any and all products and by-products, of such manufacture; to manufacture, produce, prepare, buy, sell, trade and deal in any and all materials, chemicals, and other substances which now or hereafter may be used or conveniently manufactured or dealt in, to manufacture, produce, prepare, convert, coast, laminate, print, lithograph, finish, buy, sell, trade and deal in any and all types of packaging materials, packages, bags, envelopes, pouches, and other containers, whether or not the same are made of, utilized or incorporated, woodpulp, pulp, paper, disposable paper products, hygienic paper or cellulose fiber products and to manufacture, produce, buy, sell, trade and deal in machinery, machines, equipment, materials plastics, synthetics, chemical and other substances.

To export from and import into the United States of America and its territories and possessions, and any and all foreign countries as principal or agent, merchandise of every kind and nature, and to purchase, sell and deal in and with, at wholesale and retail, merchandise of every kind for exportation from and importation into the United States, and to and from all countries foreign thereto.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

Without limiting any of the purposes or powers of the corporation it shall have the power to do any one or more of all of the things set forth, and all other things likely, directly or indirectly, to promote the interests of the corporation. In the carrying on of its business it shall have the power to do any and all things and powers which a co-partnership or a natural person could do, either as a principal, agent, representative, lessor, lessee or otherwise, either alone or in conjunction with others, and in any part of the world. In addition, it shall have and exercise all rights, powers and privileges now belonging to or conferred upon corporations organized under the Business Corporation Law.

     3. The office of the corporation is to be located in the Town of Huntington, County of Suffolk, State of New York.

     4. The aggregate number of shares which the corporation shall have authority to issue is 200 shares, no par value.

     5. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

         The corporation
         10 Hub Drive
         Melville, N.Y. 11746

     IN WITNESS WHEREOF, the undersigned incorporator, being at least eighteen years of age, hereby affirms that the statements are true under penalties of perjury. Dated: October 2, 1981


                                                   /s/ Sherry Noonan
                                                   -----------------------------
                                                   Sherry Noonan
                                                   90 South Swan Street
                                                   Albany, New York 12210

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMERICAN TISSUE CONVERTERS, INC.








                                    FILED BY:
                               William Hecht, Esq.
                                  233 Broadway
                            New York, New York 10279
                                                           STATE OF NEW YORK
                                               [STAMP]     DEPARTMENT OF STATE

                                                           FILED OCT. 5, 1981

         CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF
                        AMERICAN TISSUE CONVERTERS, INC.








                                    FILED BY:

                             William M. Hecht, Esq.
                                  1501 Broadway
                            New York, New York 10036
                                                             STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                  [STAMP]
                                                             FILED JAN 10, 1983

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN TISSUE CONVERTERS INC.

     Under Section 805 of the Business Corporation Law IT IS HEREBY CERTIFIED
THAT:

1. The name of the corporation is AMERICAN TISSUE CONVERTERS INC.

2. The certificate of incorporation was filed by the department of state on the 5th day of October, 1981.

3. The certificate of incorporation of this corporation is hereby amended to effect the following change: The name of the corporation shall read as follows:

                           AMERICAN TISSUE CORPORATION

4. The amendment to the certificate of incorporation was authorized by a vote of the majority of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned hereby affirms that the statements made herein are true under penalties of perjury.

Yahya Gabayzadeh           President                    /s/ Yahya Gabayzadeh
- ----------------           ---------                    -----------------------

David Emrani               Secretary                    /s/ David Emrani
- ----------------           ---------                    -----------------------


Dated: 12/28/82

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AMERICAN TISSUE CORPORATION
               (Under Section 805 of the Business Corporation Law)


     It is hereby certified that:

     FIRST: The name of the Corporation is American Tissue Corporation. The original name under which it was formed as American Tissue Converters Inc.

     SECOND: The Certificate of Incorporation of the Incorporation of the Corporation was filed by the Department of State on the 5th day of October 1981.

     THIRD: The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows: to limit the liability of directors of the Corporation.

     FOURTH: To accomplish the foregoing amendment, the following new Article 6 is hereby added to the Certificate of Incorporation:

          6. No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) if he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) if his acts violated section 719 of the New York Business Corporation Law. This provision shall not eliminate or limit the liability of any director for any act or omission prior to the adoption of such provision.

     FIFTH: The foregoing amendment was authorized by the Board of Directors followed by a vote of the holders of all outstanding shares entitled to vote thereon.

Dated:  July 30, 1999


                                                     /s/ Mehdi Gabayzadeh
                                                     ---------------------------
                                                     Mehdi Gabayzadeh, President

State of New York  }
                    ss
Department of State}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


Witness my hand and seal of the Department of State on  Sep 13 1999



                 [SEAL]              /s/ [ILLEGIBLE]

                                     Special Deputy Secretary of State

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN TISSUE CORPORATION

                Under Section 805 of the Business Corporation Law



                                                         [STAMP]







FILER:

Mandel and Resnik, P.C.
220 East 42nd Street
New York, NY  10017